Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in the prospectus supplements No.10, and No.12 which forms a part of the Company’s Registration Statement on Form S-1 File No. 333-286070, and File No. 333-285728 of our report dated November 5, 2025, relating to the consolidated financial statements of DevvStream Corp., for the year ended July 31, 2025 which appears in Form 10-K of DevvStream Corp. dated November 5, 2025.

/s/ Davidson & Company LLP
Chartered Professional Accountants
Vancouver, Canada
November 7, 2025